UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NETFLIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
NETFLIX, INC. 121 ALBRIGHT WAY LOS GATOS, CA 95032	NETFLIX, INC. 2026 Annual Meeting Vote by June 3, 2026 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time)

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You invested in NETFLIX, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2026.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote Virtually at the Meeting* June 4, 2026 3:00 PM Pacific Time
Point your camera here and
vote without entering a
control number
Virtually at: www.virtualshareholdermeeting.com/NFLX2026

*Please check the meeting materials for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	To elect twelve directors to hold office until the 2027 Annual Meeting of Stockholders.

Nominees:

1a.	Richard Barton	For

1b.	Mathias Döpfner	For

1c.	Jay Hoag	For

1d.	Leslie Kilgore	For

1e.	Strive Masiyiwa	For

1f.	Ann Mather	For

1g.	Elinor Mertz	For

1h.	Greg Peters	For

1i.	Ambassador Susan Rice	For

1j.	Ted Sarandos	For

1k.	Brad Smith	For

1l.	Anne Sweeney	For

2.	Ratification of appointment of independent registered public accounting firm.	For

3.	Advisory approval of named executive officer compensation.	For

4.	Stockholder proposal entitled, “Proposal 4 - Shareholder Right to Act by Written Consent,” if properly presented at the meeting.	Against

5.	Stockholder proposal entitled, “ESG ROI Report,” if properly presented at the meeting.	Against

6.	Stockholder proposal entitled, “Report on Politicized Brand Misalignment,” if properly presented at the meeting.	Against

7.	Stockholder proposal entitled, “Adopt Cumulative Voting,” if properly presented at the meeting.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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